      As Filed With the Securities and Exchange Commission on July 11, 2012

                                                     Registration No. 333-178741
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A
                                  AMENDMENT #4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GREENWIND NRG INC.
                (Name of registrant as specified in its charter)

          Nevada                                3612                            68-0679973
(State or Other Jurisdiction        (Primary Standard Industrial               (IRS Employer
    Of Organization)                     Classification Code)              Identification Number)

             69 Saphire, The Grange, Stilorgan, Co.                                Business Filings Incorporated
                        Dublin, Ireland                                              8040 Excelsior Dr. Ste 200
                     Tel: +353 87 153 6399                                               Madison WI, 53717
      (Address, including zip code, and telephone number,            (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)            including area code, of agent for service)

                                   Copies to:
                        Cane Clark, LLP., Attorney at Law
                    3273 E. Warm Springs Las Vegas, NV 89120
                            telephone (702) 312-6255
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under
Rule 462(b) of the Securities Act, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities                                           Aggregate
  to be          Amount To Be    Offering Price      Offering       Registration
Registered       Registered        Per Share         Price [1]          Fee
--------------------------------------------------------------------------------
Common Stock:      10,000,000       $0.01            $100,000         $11.61
================================================================================
[1]  Estimated solely for purposes of calculating the registration fee under
     Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to
Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT  HEREBY  AMENDS  THIS  REGISTRATION  STATEMENT  ON  DATES  AS  MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT  SHALL FILE A FURTHER
AMENDMENT  WHICH  SPECIFICALLY  STATES THAT THIS  REGISTRATION  STATEMENT  SHALL
THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(a) OF THE SECURITIES
ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES
AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY CHANGE.
WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS
NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY
THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS                SUBJECT TO COMPLETION, DATED _____________

                                   PROSPECTUS

                               GREENWIND NRG INC.
                        10,000,000 SHARES OF COMMON STOCK
                           $0.001 PAR VALUE NO MINIMUM
                                 $0.01 PER SHARE

This is an initial public offering of 10,000,000 shares of the common stock of
Greenwind NRG Inc. ("Greenwind" or "Greenwind NRG") Greenwind is offering all of the 10,000,000 shares.

Prior to this offering there has been no public market for our stock. The offering price for the shares is $0.01 per share. This offering is a self-underwritten offering conducted by our two officers and directors on a
"best efforts" basis.

We intend to seek inclusion of our common stock for quotation on the OTC
Bulletin Board, however there is no assurance that our common stock will ever become quoted. There is no minimum offering of our common stock. All funds received from the offering, if any, will be deposited directly into our bank account.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We are an Emerging Growth Company as defined in the Jumpstart Our Business
Startups Act.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC AS SOON AS
PRACTICABLE AFTER THE REGISTRATION STATEMENT IS EFFECTIVE. THE OFFERING WILL END
NO LATER THAN DECEMBER 31, 2012 BUT MAY END SOONER THAN THIS DATE IF MANAGEMENT
HAS SOLD ALL THE SHARES BEING OFFERED OR AT SUCH A TIME MANAGEMENT DECIDES THEY
HAVE EXHAUSTED ALL SOURCES OF FINANCING.

Note that none of the funds from this offering will be placed in escrow, trust of similar account but will be available to the Company immediately. Investors are at risk of losing their entire investment if the Company is unable to raise the minimum amount needed to begin operations. In our prospectus we have defined our lower range of $50,000 USD to adequately launch the Company.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" ON
PAGE 8 FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CAREFULLY CONSIDER
BEFORE PURCHASING THE SHARES OFFERED BY THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                          Underwriting
                                          Discounts and        Proceeds to
                     Offering Price       Commissions(1)        Company(2)
                     --------------       --------------        ----------
    Per Share          $   0.01              $   0              $   0.01
    Maximum            $100,000              $   0              $100,000

(1)(2) Proceeds to the company are calculated before the deduction of expenses in connection with this offering and payable by the company, which are estimated at approximately $15,000 and include filing, legal, accounting, printing and other miscellaneous fees all of which will be paid to unaffiliated third parties from $15,000 raised prior to this offering.

           THE DATE OF THIS PROSPECTUS IS ___________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE.
THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN
WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION
OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            SUBSCRIPTION INFORMATION

Subscribers purchasing the shares should make checks payable to Greenwind NRG
Inc. Subscribers should also complete a Purchase Order Form, a form of which is enclosed herewith as Appendix 99.1 to this prospectus. For convenience, both
Purchase Order Forms will be included with this prospectus. Additional copies of either of these Purchase Order Forms may be obtained by writing, calling or faxing the company at its office: Telephone +353 87 153 6399

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________(90 days after the effective date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                TABLE OF CONTENTS

                                                                         Page No
                                                                         -------

Summary of our Offering                                                      3

Risk Factors                                                                 8

Use of Proceeds                                                             15

Determination of Offering Price                                             16

Dilution of the Price You Pay for Your Shares                               16

Plan of Distribution; Terms of the Offering                                 18

Management's Discussion and Analysis of Financial Condition
or Plan of Operation                                                        21

Business                                                                    26

Management                                                                  29

Executive Compensation                                                      32

Principal Stockholders                                                      33

Description of Securities                                                   36

Certain Transactions                                                        37

Litigation                                                                  37

Experts                                                                     37

Legal Matters                                                               37

Financial Statements                                                        37

                             SUMMARY OF OUR OFFERING

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

This offering is a self-underwritten offering conducted by our two officers and directors on a "best efforts" basis.

ABOUT GREENWIND NRG INC.

We were incorporated under the name Greenwind NRG Inc. in the State of Nevada on
February 25, 2010. We are a development-stage company and we have no revenues and minimal assets. As a result we have incurred losses since inception.

We have not implemented our business plan as of this date. We have focused our limited managerial and financial capacity almost entirely on the efforts needed to undertake this Offering. If this Offering is successful, we intend to seek sponsorship from a FINRA-registered broker-dealer and apply for quotation on the
OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that such an application will be filed. Even if we do obtain sponsorship of a market maker there is no guarantee that an application will be filed or our stock will become quoted or a market for our common stock will develop.

We intend to commence operations in the business of off the grid wind power systems for residential, cabin, RV, boat and shop use. We intend to source equipment from suppliers at wholesale prices and market, distribute, setup and maintain this equipment. Our target market will be Ireland.

James Sammon, an officer and director of Greenwind NRG Inc., will put together a marketing campaign that will include web marketing, trade shows and newspaper advertisements.

TIMELINE

OBTAIN EFFECTIVENESS FOR OUR REGISTRATION STATEMENT: 2-4 MONTHS.

There is no guarantee our Registration Statement will become effective and our business plan will not succeed if we are unable to complete our offering.

COMPLETE OFFERING: WITHIN 4 MONTHS AFTER THE EFFECTIVENESS OF OUR REGISTRATION
STATEMENT.

There is no guarantee we will raise the full amount of the offering. Several scenarios are described in the "Dilution of the Price You Pay for Your Shares"
section.

DEVELOP OUR WEBSITE. 1 MONTH

Upon completion of our offering, we intend to procure a web designer to complete a corporate website and credit card payment processing services. We have begun work on a website but it will require additional funds from the offering to have fully operational.

COMMENCE INITIAL MARKETING CAMPAIGN. 6 MONTHS

Once our website is fully operational we intend to market our products aggressively through web, print and other mediums.

COMMENCE OPERATIONS.

During the initial marketing campaign management expects clients to begin using the website to purchase our products. In November of 2010 we signed a contract to purchase three kits with Anhui Hummer Dynamo Co., Ltd., "Anhui" based in
Jindi, China. Anhui is a producer of wind energy turbines for both residential and commercial use. As of the date of this prospectus we have the ability to purchase products from Anhui Hummer Dynamo Co., Ltd but have no guarantee products will be available in the future. As of the date of this prospectus there are no binding terms of financial obligations between Greenwind NRG and
Anhui Hummer Dynamo Co., Ltd.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business
Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of-

     (A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price
Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

     (B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

     (C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

     (D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal
Regulations, or any successor thereto.'.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes
Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the
Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered     Up to 10,000,000  shares of common stock, par value
                             $0.001.

Offering price per share     The offering price will be fixed at $0.01 per share
                             for the duration of the offering

Offering period              The offering shall  terminate on the earlier of (i)
                             180   days   after   the   effectiveness   of   the
                             registration  statement  (ii) when the  offering is
                             fully  subscribed for. Our ability to terminate the
                             offering  is limited to ending the  duration of the
                             offering and  accepting  the amount of  shareholder
                             funds as of the termination date.

Net proceeds to us           $100,000 (only if all shares in this offering are
                             sold)

Use of proceeds              We will use the proceeds to pay for  administrative
                             expenses,  the implementation of our business plan,
                             and working capital.
Number of shares
outstanding before the
offering                     9,000,000

Number of shares
outstanding after the
offering if all of the
shares are sold              19,000,000

Market for the
common stock                 There has been no market  for our  securities.  Our
                             common  stock is not traded on any  exchange  or on
                             the  Over-the-Counter  market.  After the effective
                             date of the registration statement relating to this
                             prospectus,  we hope to have a market maker file an
                             application  with  FINRA  for our  common  stock to
                             become eligible for trading on the Over-the-Counter
                             Bulletin  Board.  We do not yet have a market maker
                             who has agreed to file such application. Even if we
                             are able to obtain  sponsorship  of a market  maker
                             there is no guarantee that an  application  will be
                             filed, our stock will become quoted or a market for
                             our common stock will develop.

                             There is no  assurance  that a trading  market will
                             develop   or,  if   developed,   that  it  will  be
                             sustained.  Consequently, a purchaser of our common
                             stock  may  find  it   difficult   to  resell   the
                             securities  offered  herein  should  the  purchaser
                             desire to do so.

LIQUIDITY

There is currently no market for our common stock and we can provide no assurance that a market will develop.

To the extent that we are able, we aim to obtain quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. In order to obtain quotation on the OTC Bulletin Board our company will be required to procure the sponsorship of a registered market maker. Even if we are able to obtain sponsorship of a market maker there is no guarantee that an application will be filed, our stock will become quoted or a market for our common stock will develop.. As a result we may be unable to quote our common stock on the OTC Bulletin Board,

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OWNERSHIP

Mr. James Sammon presently owns 55.6% of our outstanding common stock while Mr.
Tadhg Sammon owns 44.4% of our common stock. Together our two directors own 100%
of our outstanding common stock prior to this Offering and may continue to own the majority of our registered shares after the offering. This could allow them to control the Company and its operations. Officers and Directors will not be purchasing additional shares in this offering. James Sammon and Tadhq Sammon are brothers.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of incorporation costs, Legal and audit costs. These expenses are required in order to initiate and complete our public offering.

                                                As of April 30, 2012
                                                --------------------
                                                    (unaudited)
     BALANCE SHEET
     Total Assets                                    $   7,900
     Total Liabilities                               $   7,292
     Stockholders' Equity                            $     608

                                            Period from February 25, 2010
                                                (date of inception) to
                                                    April 30, 2012
                                                    --------------
                                                      (unaudited)
     INCOME STATEMENT
     Revenue                                         $       0
     Total Expenses                                  $  17,392
     Net Loss                                        $ (17,392)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START
OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE
MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We have not started our business. We need the proceeds from this offering to start our operations. If $100,000 is raised, this amount will likely enable us to begin the process of developing our website and marketing strategy as well as give us the ability to have a small inventory or products. The marketing strategy includes web marketing, news paper advertising and trade show attendance. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE THERE IS NO MINIMUM OFFERING AMOUNT AND NO LIQUIDITY IS GUARANTEED FROM
THIS OFFERING YOU ARE AT RISK OF LOSING YOUR ENTIRE INVESTMENT IF WE ARE UNABLE
TO RAISE ENOUGH TO LAUNCH OUR BUSINESS.

Funds from this offering will be available to the Company immediately and not held in escrow. If we are unable to raise a minimum amount to achieve a suitable launch of operations (estimated to be approximately $50,000 USD) you could lose your entire investment. There is no guarantee that we will be able to access the minimum funds required to achieve a suitable launch of operations. In addition we have no market for trading of our common stock at this time and there is no guarantee that a market will develop in the future. Without an adequate market to buy and sell shares you could lose your entire investment.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THE TWO-DAY CANCELLATION PERIOD IS PAST AND
ACKNOWLEDGES THATH THEY WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to "Greenwind NRG Inc." and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, the Subscriber has a two day cancellation right and can cancel this Subscription
Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement. Investors will not have the use or right to return of any funds after the two days are expired.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF
PROCESS AND TO ENFORCE JUDGEMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS
AGAINST THE COMPANY AND ITS NON U.S RESIDENT OFFICERS AND DIRECTORS.

While we are organized under the laws of State of Nevada, ourofficers and directors are both non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Mr. Tadhq Sammon and Mr. James Sammon in the United States and to enforce in the United States judgments obtained in
United States courts against these individuals based on the civil liability

provisions of the United States securities laws. Since all our assets will be located in Ireland it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United
States against us may not be enforceable in the United States.

BY TAKING PLAY IN THE OFFERING YOUR POSITION WILL BE DILUTED BY THE CURRENTLY
9,000,000 SHARES OUTSTANDING AND HELD BY THE CURRENT SHAREHOLDERS OF THE
COMPANY.

At the time of this offering there are currently 9,000,000 shares issued and outstanding. If we rasie theentire amount in this offering your investment of
$0.01 per share will instantly be diluted on a cash basis by $0.0047 per
share.When purchasing shares in this offering you will be diluted by this amount. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.
More information regarding specific dilution can be found on page 15 of the prospectus.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE
INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE HAVE SPECIFIC RISKS RELATED TO OUR RELIANCE ON A SOLE SUPPLIER OF WIND POWER
GENERATION PRODUCTS.

We only have one supplier for our products which we will intend to base our business model around. If this supplier should go out of business or discontinue production of products we require our business could fail and you could lose your investment.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE HAVE SUPPLIERS
IN CHINA, CLIENTELE IN EUROPE AND REPORT IN U.S. DOLLARS.

All of our business in Europe will be in Euros. Because of this we are affected by changes in foreign exchange rates. Over the past year the exchange rate between the Euro and the US Dollar has fluctuated drastically. Some of our expenses will be in US Dollars however the majority of our revenues, at least in our first year, will be in Euros. We have no assurance of expectations of earning any revenue during the first fiscal year. If we are not able to successfully protect ourselves against those currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business would otherwise be profitable.

DUE TO THE DEFINITION OF QUORUM IN OUR BYLAWS, THERE IS A POSSIBILITY THAT
MINORITY SHAREHOLDERS COULD TAKE CONTROL OF OUR COMPANY THROUGH ACTIONS TAKEN AT
SHAREHOLDER MEETINGS.

Our bylaws define quorum as two shareholders present to vote at a special or annual meeting of the company. At these meetings, shareholder can vote on various corporate matters, including the election of the board of directors. If our company holds an annual or special meeting of its shareholders for the purposes of electing a new board of directors, and only minority shareholders

submit votes, they will be able to elect the company's board of directors. This board of directors may then take corporate actions which may be viewed as unfavorable to the majority of our company's shareholders."

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO
DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE
REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE
MAY HAVE TO CEASE OPERATIONS.

We were incorporated in February of 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $7,313. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will pay for our services. We cannot guarantee that we will be successful in generating substantial revenues and profit in the future. It is likely that we will not be able to achieve profitability and will have to cease operations due to lack of funding.

MUCH OF THE PROSPECTUS HAS BEEN DRAFTED BY A DIRECTOR AND OFFICER OF THE COMPANY
AND BECAUSE OF THIS THERE IS A RISK OF INACCURATE INFORMATION.

James Sammon, a director and officer of the Company, helped to draft the budget requirements, plan of operations and business plan. Because of this there is an increased chance of human error and a risk of associated inaccurate information.
Since Mr. Sammon is not a trained legal professional, he used previously filed precedents for the drafting of our Prospectus. Due to the use of a precedent, certain prior information from the precedent company was not erased or replaced.
Mr. Sammon does not have a corporate law background and is not experienced in writing business plans. Because of this management believes there is an increased chance of errors being made in certain areas of this Prospectus.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION
COMPANIES.

Micro-capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Investing in Greenwind NRG Inc., has its own specific risks that are discussed throughout the risk factors section.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION BECAUSE THERE IS SUBSTANTIAL
UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR
INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

                                       10
BECAUSE WE OFFER WARRANTIES ON OUR PRODUCTS AND DO NOT MAINTAIN INSURANCE THERE
IS A RISK THAT A HIGH FAILURE RATE COULD RESULT IN REDUCED PROFITS OR A CEASE IN
OPERATIONS.

We intend to offer one year warranty on all products. At this time we do not have accurate data regarding the percentage of units that will break within the first year of operations. There is a potential risk to shareholders that product failure could result in a reduction in profits.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT
BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS
OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our two officers and directors James Sammon and Tadhq Sammon will only be devoting limited time to our operations. James will be handling most of the company's day to day operations and intends to devote 10 hours of his week to our business affairs until such a time when a salary can be drawn. Tadhq will be available on an as needed basis until full operations begin. Because our directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on James Sammon from his other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, James may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF WE SELL ONLY 50% OF THE SHARES IN THIS OFFERING OUR OFFICERS AND DIRECTORS
WILL OWN 64.3% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL
CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

After completion of the offering if only 5,000,000 of the shares are sold, Mr.
James Sammon and Mr. Tadhq Sammon will own 64.3% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our officers and directors may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. As a small company, with limited financial resources, we anticipate that we will continue to enter into agreements and have transactions with officers and directors. These agreements and the transactions involve a conflict of interest. A conflict of interest exists when a party has an interest on both sides of a transaction. And while we will attempt to resolve all conflicts of interests on terms that are fair to the
Company and equivalent to terms that could be obtained in arms-length transactions with third parties, we cannot assure you that we will be successful in these efforts.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL
RESULT IN A CESSATION OF OPERATIONS.

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We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will likely have to suspend or cease operations.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company.
As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, our reporting requirements under Section 15(d) will be suspended and we will no longer be required to file periodic reports with the Securities and Exchange
Commission. Additionally we will no longer be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities
Exchange Act of 1934, we will file periodic reports with the Securities and
Exchange Commission through October 31, 2012, including a Form 10-K for the year ended October 31, 2012, assuming this registration statement is declared effective before that date. At or prior to October 31, 2012 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10%
stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (or 500 total non-accredited shareholders) and total assets of more than $10 million on October 31, 2012. If we do not file a registration statement on Form 8-A at or prior to October 31, 2012, our reporting requirements under
Section 15(d) will be suspended and we will no longer be required to file periodic reports with the Securities and Exchange Commission. Additionally, we
will no longer be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

IF OUR SHARES OF COMMON STOCK COMMENCE QUOTATION ON THE OTC BULLETIN BOARD, THE
TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY
RESELLING THEIR SHARES.

                                       12
As of the date of this Prospectus, our common stock is not yet quoted on the
Over-the-Counter Bulletin Board. If our shares of common stock are quoted on the
Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i)
failure to meet our revenue or profit goals or operating budget; (ii) decline in demand for our common stock; (iii) downward revisions in securities analysts'
estimates or changes in general market conditions; (iv) technological innovations by competitors or in competing technologies; (v) lack of funding generated for operations; (vi) investor perception of our industry or our prospects; and (vii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR
SECURITIES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (i)
limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii)
govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We do not plan on offering shares in the United States in this offering. The purpose of this registration statement is to register any shares we sell elsewhere than in the United States with the aim of applying for quotation on the OTC Bulletin Board. Many of the prospective investors we approach in Ireland are interested in funding our company, but only if the company had an intention of an eventual public listing and we believe that our business plan is well suited for raising capital in the US in the coming months. Consequently, we believe that registering our stock with the SEC and applying for a public listing on the OTC Bulletin Board will be beneficial for our company in the long term.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE
SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL
BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE
THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on

                                       13
certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the
SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET
DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR
SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the
Registration Statement relating to this prospectus is declared effective by the
SEC. We do not yet have a market maker who has agreed to file such application.
If for any reason our common stock is not quoted on the Over-the-Counter
Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulties selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

BECAUSE WE HAVE ARBITRARILY DETERMINED SHARE PRICE, IT MAY NOT BEAR ANY
RELATIONSHIP TO OUR ASSETS, EARNINGS, BOOK VALUE, OR ANY OTHER OBJECTIVE
CRITERIA OF VALUE.

The offering price for the 10,000,000 shares of common stock to the public will be fixed at $0.01 per share for the duration of the offering. We arbitrarily determined the share price of the shares and the maximum offering amount of the shares. Among the factors considered were: (1) our relative cash requirements,
(2) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders,
(3) the proceeds to be raised by the offering, and (4) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders. There is, however, no relationship whatsoever between the offering price of the shares and our assets, earnings, book value or any other objective criteria of value. There can be no assurance that, even if a public trading market develops for our securities, the shares will attain market values commensurate with the offering price. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

                                       14
                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to precede. The offering price per share is fixed at $0.01 per share for the duration of the offering. There is no assurance that we will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of
50% and 100% of the securities offered for sale in this offering by the company.

                                                  $50,000            $100,000
                                                  -------            --------

Gross proceeds                                   $ 50,000            $100,000
Offering expenses *                              $ 15,500            $ 15,500
Net proceeds                                     $ 50,000            $100,000

The net proceeds will be used as follows:

(Inventory)                                      $ 26,000            $ 46,000
Website development                              $  4,000            $  4,000
Marketing and advertising                        $  8,000            $ 12,000
Audit, accounting and filing fees                $ 10,000            $ 10,000
Working capital                                  $  2,000            $ 28,000

* note the offering expense will be paid using current assets of the company.

PRIORITY SEQUENCE

Below is the priority sequence for capital budgeting. If we are not able to raise the full amount of the proposed offering we intend to use any funds raised in the order listed below:

     1 - Audit, accounting and filing fees
     2 - Website development
     3 - Marketing and advertising
     4 - (Inventory)
     5 - Working capital

Total offering expenses are estimated to be $15,500, and have been covered by the $18,000 equity and $4,115 debt invested by our two directors, and officers
Mr. James Sammon and Mr. Tadhq Sammon. The anticipated expenses consist of
$3,500 for legal fees; $1,200 for accounting fees and expenses; $7,000 for auditor fees and expenses, $2,050 for draft website creation, $1,500 for EDGAR fees, $242.87 for miscellaneous and bank charges and $7.13 for our SEC filing fee.

Upon the completion of this offering and if circumstances and market conditions allow, we intend to immediately complete the development of our website
"www.greenwindnrginc.com". We have already hired a web designer to create an

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
initial website and once additional funds are raised we will look to complete the content. The cost of our website is estimated to be approximately $7,000,
$2,050 of which has already been incurred.

The marketing and advertising campaign will consist of web search optimization, online marketing, sponsorship sustainable energy events, and print media advertising. The cost of developing the campaign is estimated to be $12,000 for the first year.

Working capital is the cost related to operating our business. It is comprised of expenses for telephone service, mail, stationery, accounting, expenses of filing reports with the SEC, product ordering, and general working capital.

If we are not able to raise the $50,000 described in the alternative scenario expenses associated with inventory would be reduced while website development, marketing and audit fees would take priority in order to begin operations and maintain the company's good standing.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     -    our lack of operating history
     -    the proceeds to be raised by the offering
     -    the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing
          Stockholders, and
     -    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30 2012 the net tangible book value of our shares of common stock was $608 or approximately ($ 0.00007) per share based upon 9,000,000 shares outstanding. Our anticipated costs associated with the completion of this offering are approximately $15,500, $2,050 of which has been covered for website creation, $6,000 has been covered for audit and $5,676 has been incurred for legal. This leaves a balance of $1,774 for costs associated with this offering.
The post offering net tangible book value amounts to ($1,166) or approximately $
0.0000 per share based on 9,000,000 shares outstanding for the purpose of the following calculation.

                                       16
IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 19,000,000 shares to be outstanding will be approximately $98,834 or approximately $0.0052 per share. The net tangible book value of the shares held by our existing stockholders will be increased by
$0.0042 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0052 per share.

After completion of this offering, if 10,000,000 shares are sold, you will own
52.6% of the total number of shares then outstanding for which you will have made cash investment of $100,000, or $0.01 per share. Our existing stockholders will own 47.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,000 or $0.002 per share.

IF 50% OF THE SHARES ARE SOLD

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be
$48,834 or approximately $0.0035 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0027 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0035 per share.

After completion of this offering you will own approximately 35.7% of the total number of shares then outstanding for which you will have made cash investment of $50,000, or $0.01 per share. Our existing stockholders will own approximately
64.3% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,000 or $0.002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:
  Price per share                                                   $     0.002
  Net tangible book value per share before offering                 $  (0.00007)
  Net tangible book value per share after offering                  $    0.0052
  Increase to present stockholders in net tangible book value
  per share after offering                                          $    0.0052
  Capital contributions                                             $    18,000
  Number of shares outstanding before the offering                    9,000,000
  Number of shares after offering assuming the sale of the maximum
  number of shares                                                   19,000,000
  Percentage of ownership after offering                                   47.4%

                                       17

PURCHASERS OF SHARES IN THIS OFFERING IF ALL 100% SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $    0.0048
  Capital contributions                                             $   100,000
  Number of shares after offering held by public investors           10,000,000
  Percentage of capital contributions by existing shareholders             15.2%
  Percentage of capital contributions by new investors                     84.8%
  Percentage of ownership after offering                                   52.8%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $    0.0065
  Capital contributions                                             $    50,000
  Percentage of capital contributions by existing shareholders             26.5%
  Percentage of capital contributions by new investors                     73.5%
  Number of shares after offering held by public investors            5,000,000
  Percentage of ownership after offering                                   35.7%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering consists of a maximum of 10,000,000 shares of common stock to be sold by Greenwind NRG Inc. The offering price for the 10,000,000 shares of common stock to the public will be fixed at $0.01 per share for the duration of the offering.

This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and directors, James Sammon and Tadhq Sammon. Both James and Tadhq
will not, and do not, participate in the selling and offering of securities for any issuer more than once every twelve months. Potential investors will include, but are not limited to, family, business associates, friends and acquaintances.
The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

Funds from this offering will be placed in our corporate bank account. Your subscription will be deposited in the company's bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.

We will sell the shares in this offering through James Sammon and Tadhq Sammon, both officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the
Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person(s) is(are) not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

                                       18
     2. The person(s) is(are) not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person(s) is(are) not at the time of their participation, an associated person(s) of a broker/dealer; and,

     4. The person(s) meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

James Sammon and Tadhq Sammon are not statutorily disqualified, are not being compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in securities, and are not associated with a broker/dealer. They are and will continue to be officers and directors at the end of the offering and have not been during the last twelve months and are currently not a brokers/dealers or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the
Internet to advertise our offering. Mr. James Sammon and Mr. Tadhq Sammon will also distribute the prospectus to potential investors at the meetings, to business associates and to friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach $100,000.

We intend to sell our shares outside the United States.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered hereby and within the allotted time period of this Offering, all funds received and accepted, if any, shall be immediately released to us and deposited into our general bank account all of which shall be available for use by us.
There can be no assurance that we will obtain any funds from this offering. We will issue shares offered hereby as subscription agreements and payments are delivered. Investors will have rights of shareholders as soon as they have provided us with a completed subscription agreement, a copy of which is attached to this prospectus as Exhibit 99.1, as well as the subscription proceeds for their investment, and our board of directors approves the issuance of their shares. We anticipate that our board of directors will approve all issuances shortly after receipt of the above mentioned subscription agreement and subscription proceeds.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934,
as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.
They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited

                                       19
investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding
$200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules
15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North
American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE

The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Greenwind NRG Inc.

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
Subscribers will receive share certificates via mail to the address listed on the subscription agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started full operations or generated or realized any revenues from our business operations. Our current focus is to obtain effectiveness of our registration statement from the
Securities and Exchange Commission and apply with a market maker for quotation on the OTC Bulletin Board.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan.

We believe the technical aspects of our website will be sufficiently developed to use for our operations 30 days from the completion of our offering.
Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $100,000 in this offering, we cannot be certain how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering.
We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract sufficient clientele we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We expect to incur losses under each of the three scenarios listed below. The amount of those losses cannot be determined at this time.

Scenario 1: $100,000 Raised

If we raise $100,000 from this offering, management believes that it will be able to maintain operations for approximately one year under a no revenue situation while incurring losses during such time. Our goal is to achieve revenues because without revenues the Company will be left with limited funds available to develop growth strategy.

                                       21
Scenario 2: $50,000 Raised

If we raise $50,000 from this offering, management believes that it will be able to maintain operations for approximately one year under a no revenue situation while incurring losses during such a time. This will however not allow for the management to work more than 10-15 hours per week due to lack of a sufficient salary. Due to only a limited amount of hours being committed to the development of the Company, sales could be negatively affected and the chances of the company not achieving a breakeven level of revenues will be increased. The
Company will be left with limited funds available to develop its growth strategy. There are more risks associated with raising of funds less than the full $100,000. We will have limited working capital to maintain operations if there are any delays in operations.

Scenario 3: less than $50,000 Raised

If we are not able to raise even the $50,000 described in the alternative scenario expenses associated with inventory would be reduced while website development, marketing and audit fees would take priority in order to begin operations and maintain the company's good standing. We will try on a best efforts basis to reach consistent revenues as well as seek other sources of financing including debt.

PLAN OF OPERATION

Upon completion of our public offering, our specific goal is to profitably market, sell and distribute product on our website www.Greenwindnrginc.com. Our plan of operation is as follows:

COMPLETE OUR PUBLIC OFFERING.

We expect to complete our public offering within 120 days after the effectiveness of our registration statement by the Securities and Exchange
Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

The following table below sets forth the uses of proceeds assuming the sale of
50% and 100% of the securities offered for sale in this offering by the company.
Management believes these costs will cover the necessary proceeds for company to develop our operations to the point that we may begin delivering services.

                                                  $50,000            $100,000
                                                  -------            --------

Gross proceeds                                   $ 50,000            $100,000
Offering expenses *                              $ 15,500            $ 15,500
Net proceeds                                     $ 50,000            $100,000

The net proceeds will be used as follows:

(Inventory)                                      $ 26,000            $ 46,000
Website development                              $  4,000            $  4,000
Marketing and advertising                        $  8,000            $ 12,000
Audit, accounting and filing fees                $ 10,000            $ 10,000
Working capital                                  $  2,000            $ 28,000

* note the offering expense will be paid using current assets of the company.

                                       22
Once we have completed our offering, our specific business plan for the next 8 months is as follows:

DEVELOP OUR WEBSITE. 1 MONTH

Upon completion of our offering, we intend to procure a web designer to complete a corporate website and credit card payment processing services. We have begun work on a website but it will require additional funds from the offering to have fully operational.

COMMENCE INITIAL MARKETING CAMPAIGN. 6 MONTHS

Once our website is fully operational we intend to market our products aggressively through web, print and other mediums.

Web marketing: Search Engine Optimization services will be used to assure we are found using key words associated with "wind energy" "Ireland" "off the grid" and more. We intend to make our website a marketing piece in itself with maps showing wind speed locations in Ireland and the UK as well as other information on benefits of wind energy products.

Sponsorship of sporting events: Greenwind will sponsor and present at clean energy conferences, trade shows and other events in the Republic of Ireland.

Print Media Advertising: We intend to market our products in magazines and other print media that target a environmentally conscious consumer base.

We intend to spend from $8,000 to $12,000 on initial marketing efforts. The marketing budget is not a set cost but will be based on the amount raised in the offering. Management expects revenues to increase as the marketing budget increases.

COMMENCE OPERATIONS.

During the initial marketing campaign management expects clients to begin using the website to purchase our products.

Greenwind will be competing with other wind energy product providers. We intend to offer competitive prices, installation and aggressively market our products but there is no guarantee we will be able to achieve profitable operations. Some of our key competitors in the sector include Turbotricity Wind Power and Ireland
Wind Turbine.

                                       23
PRODUCTS

                 Description                                             Price
                 -----------                                             -----
5KW (complete kits for 5KW off grid wind generator
system with free standing tower)                                       US$10,812

2KW (complete kits for 5KW off grid wind generator
system with free standing tower)                                        US$3,405

500W (complete kits for 500W off grid wind generator
system with guyed tower)                                                  US$805

We intend to offer additional products on our website in the future but at the time of this offering we only intend to offer the above products. Margins on products will be a trial and error process as we test for price elasticity and competitor comparisons. We intend to mark products up by 35% for the initial year of operations. Other sources of revenue will come from installation which will differ on a sale by sale basis as some locations will require more set up time than others. Please see attached Exhibit 10.3 for a Product List provided by Anhui Hummer Dynamo Co. Ltd as at June 26, 2012. Note this list does not guarantee these products or prices will be available on an ongoing basis.

SALARIES: James Sammon and Tadhq Sammon intend to handle business operations for the first year of operations without hiring additional employees. Eventually capacity may be needed in reception, installation and shipping. Total salary costs are expected to be $150,000 per year once in full operations.

MARKETING: Marketing efforts once in full operations are expected to run at approximately $25,000 annually.

GENERAL OVERHEAD : Accounting, Audit, Legal and Filing: Costs associated with keeping the company in good standing and up to date with all legal, audit and filing obligations are expected to be approximately $100,000 Per year once the company is in full operations. Costs associated with the development stage accounting, audit, legal and filing fees are expected to be drastically reduced and be approximately $10,000.

We believe the main catalyst for sales is education and marketing efforts of the variable cost savings and environmental benefits of wind energy for home use.
Once the original capital expenditure of the the turbine has been incurred the only variable costs that remain are any costs associated with repair and maintenance. We do not have projected figures for these costs at this time.
Management will be focused on driving sales up through marketing efforts described in the business plan section.

     *    "Variable cost savings" is defined as the savings associated with the price paid for energy consumption in addition to the capital required to purchase and set up the power generation equipment.

SUMMARY

In summary, we intend to begin web development, and marketing our products within 120 days of completing our offering. Until we have reached a high and sustainable level of clientele we do not believe our operations will be profitable. If we are unable to attract new clients to purchase our products we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we do not have any plans for any alternative business ideas.

                                       24
RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JANUARY 31, 2012

Our loss for the six months ended April 30, 2012 is $10,079 of which $7,777 was professional fees, $586 Depreciation and $1716 General and Administrative. We
have not started our proposed business operations and we have no plans to do so until we have completed this offering. To the extent that we are able and if market conditions allow, we expect to begin operations 120 days after we complete this offering.

Since inception, we sold 9,000,000 shares of common stock to our officers and directors for $18,000.

FROM INCEPTION ON FEBRUARY 25, 2010 TO OCTOBER 31, 2011

Our loss since inception is $7,313 of which $2,050 was for web development,
$4,500 was for professional fees, $622 was depreciation and $141 was general and administrative expense. We have not started our proposed business operations and we have no plans to do so until we have completed this offering. To the extent that we are able and if market conditions allow, we expect to begin operations
120 days after we complete this offering.

Since inception, we sold 9,000,000 shares of common stock to our officers and directors for $18,000.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of January 31, 2012, our total assets were $11,715 and our total liabilities were $4,586 composed of $471 in accrued expenses and $4,115 owed to James
Sammon, an officer and director of the Company.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources, lack of managerial experience and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

                                       25
                                    BUSINESS

GENERAL

We were incorporated in the State of Nevada on February 25, 2010. We have not begun operations. We have begun developing a website that will allow our customers to research and purchase off-the-grid wind turbines capable of producing energy for use in the home and elsewhere.

We have not generated any revenues and the only operations we have engaged in is the development of a business plan, purchase of three 500w wind turbine systems and initial development of our corporate website.

Our business address is 69 Saphire, The Grange, Stilorgan, Co. Dublin, Ireland.
Our telephone number is +353 87 153 6399. We will not begin full operations until the completion of this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have earned no revenue since our inception on
February 25, 2010. It is possible that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. Our current focus is to achieve effectiveness of the Registration statement in order to complete the proposed offering.

SERVICES

Upon completion of our website we will provide an opportunity for customers to research and purchase off-the-grid wind turbines capable of producing energy for use in the home and elsewhere. We intend to purchase turbines at wholesale prices and mark up to sell to retail consumers throughout Ireland and to possibly expand throughout North America at a later date.

Initially James Sammon, president and a director of Greenwind will be responsible for the day to day operations of the company including web content and maintenance, product ordering, marketing, and distribution.

MARKETING PLAN

Initially James Sammon an officer and director of Greenwind, will put together a marketing campaign that will include web marketing, advertizing in renewable energy publications and attending of trade shows:

Web marketing: Click-through ads linking to the website will be posted on paid advertising sites related to wind power and other supplemental renewable energy sources. We believe consumers interested in solar energy and green living will provide a growth market for our products do to the supplemental nature of these areas.

Print Advertising: Advertisement space will be purchased in renewable energy publications with a similar target audience to our web marketing.

Trade shows: We intend on setting up a booth and handing out marketing materials at industry shows within Ireland to raise awareness for off-the-grid wind power and Greenwind NRG in general.

                                       26
We intend to spend $12,000 on marketing efforts during the first year and this will be re-assessed in subsequent years. We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products by the public.

MARKET

We intend to initially target the Irish market and focus on users who are socially/environmentally conscious and seek an alternative, renewable source of energy for a variety of uses. Coastal communities have the best wind speeds to support efficient and maintained power but the majority of Ireland municipalities carry mean wind speeds of over 16 miles per hour. Our products have a rated wind speed of approximately 16 miles per hour.

The average electricity consumption of a household in the UK is 4,800kw per year. BERR ENERGY TRENDS DECEMBER 2007. Our two larger turbines have the ability to generate 5kw per hour. This however is in optimal conditions which we will define as wind speeds above 16 miles per hour. So while a our larger units do have the ability to provide the energy to supply the average household with all its electricity consumption requirements it is still not a reliable stand-alone system for a household because of variable wind conditions. We are not marketing our products to provide complete energy requirements for homes but instead as a way of subsidizing a portion of energy costs for homes or as a power source where power would not otherwise be available.

Even if average wind speeds fall within optimal conditions there will be times when wind speeds are too slow or two fast to provide sufficient energy to a home. We remind potential investors that we are not providing a product to replace conventional energy for homes.

COMPETITION

The retail suppliers for off-the-grid wind power are not numerous; however there are several other companies with similar business models operating within
Ireland. In addition to direct competition other renewable supplement products such as solar must be taken into consideration given this power source attracts many of the same users and provides a similar function.

There are various strategies to be used by us, including distribution and after sales support, to be competitive and differentiate ourselves from competitors in the Irish off-the-grid power space. We intend to emphasize our focus on
Ireland's strong natural wind energy resources and the environmental benefits of harnessing this renewable power source. We believe that through an aggressive advertising campaign and strong after sales support we can build relationships and gain much of our growth through referrals and repeat customers looking for additional wind power.

REVENUE

If market conditions allow and we are able to implement our business plan, we intend to generate revenues by selling and offering installation and maintenance services of off-the-grid wind turbines. We indent to markup our products by 35 percent.

                                       27
DISTRIBUTION

Depending on the location and installation needs of clients different delivery methods and pricing will be offered. Products can be mailed for do-it-yourself installation or delivery and installation will also be offered for an increased price.

INVENTORY

A small inventory of all products will be kept in storage. The inventory will be replenished as required to assure approximately 8 weeks supply is on hand at all times. We will determine 8 weeks supply by previous months sales with a growth factor based on sales.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

WARRANTY

We intend to offer one year warranty on all products. At this time we do not have accurate data regarding the percentage of units that will break within the first year of operations. There is a potential risk to shareholders that product failure could result in a reduction in profits.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our two directors. We intend to hire additional employees on an as needed basis.

OFFICES

Our business address is 69 Saphire, The Grange, Stilogran, Co. Dublin, Ireland.
Our telephone number is +353 87 159 6399. The current office space is provided without cost by James Sammon, the President and a Director of Greenwind NRG Inc.
This is a residential/office space (live/work strata). The unit is approximately
1,400 square feet. The actual building is 7 floors with 2 units per floor. The space is used by James Sammon for business use and no rent is being charged to
Greenwind NRG Inc. at this time. Additional office space may be required to store product as sales increase. As of the date of this prospectus, we have not sought or selected a new office space.

GOVERNMENT REGULATION

We are not currently subject to direct federal or local regulation within
Republic of Ireland and we do not believe that government regulation will have a material impact on the way we conduct our business.

                                       28
Due to our focus on micro-renewable wind turbine products our wind turbines fall under the 2007 exemptions for micro-renewable energy technologies. Any wind product meeting the below requirements is classified as exempted development:

     -    The turbine shall not be erected on the house or any building or other structure within it cartilage
     -    The height of the  support  tower  shall not be less than 6 meters and not exceed 10 meters.
     -    The length of the rotor diameter does not exceed 6 meters (corresponds to 6KW maximum output).
     -    The supporting tower should be a distance of not less than one and one half times the total structure  height  (including blade of turbine in its vertical position) from any party boundary.
     -    No more than one turbine  shall be erected  within the  cartilage of a home.
     -    All turbine components shall have a matt, non-reflective finish.
     -    No sign,  advertisement  or object,  not required form  functioning of safety of the turbine  shall be attached to or  exhibited  on the wind turbine.

All of our products meet the requirements listed above given the correct installation. We will assure the purchaser knows the requirements for self-installation should they choose to do the setup themselves. Statute N0 83 of 2007 was introduced into Irish Law in an attempt to ease the burden of planning for renewable energy systems including wind turbines and solar PV systems. If the requirements are met no applications or permits are required to erect an energy generation system such as a wind turbine.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our directors will serve until successors are elected and qualified. Both our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below as well as all officers who have ever served as our principle executive officer or a similar capacity

Name and Address                   Age                         Position(s)
----------------                   ---                         -----------

Keith Flynn                        37   (Previous) President, Chief Executive
3, the cottages, Barrintons ave         Officer, member of the Board of
Blackrock, Cork, Ireland                Directors

James Sammon                       35   President, Chief Executive Officer,
SpurHill, Doughcloyne,                  member of the Board of Directors
Togher, Cork. Ireland

Tadhq Sammon                       31   Executive Officer, Secretary, Treasurer,
Castlepark Village                      Principal Accounting Officer, member of
Mallow. Cork, Ireland                   the Board of Directors

                                       29

On November 2, 2010 there was a change in control of the corporation from a past director to the present management team. All individuals who served as an executive officer or acted in a similar capacity during our last fiscal year are listed in the table on page 27.

The persons named above have held their offices/positions since November 2, 2010 and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Neither of our two directors can be viewed as "independent directors" as that term is used in Item 407 of Regulation S-K of the Securities Act of 1933. That
is, neither James Sammon nor Tadhq Sammon, our two directors, are independent and each is an officer. We do not have any independent directors and we do not anticipate that we will have any independent directors now or any time in the future. We do not have a separately designated audit, nominating, or compensation committee or committee performing similar functions.

BACKGROUND OF OFFICERS AND DIRECTORS

JAMES SAMMON - PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR.

Since November 2, 2010 Mr. James Sammon has been our President, Chief Executive
Officer and a member of our Board of Directors. From 2009 to present Mr. James
Sammon has worked as an internal quality auditor with ESB International where he specialized in quality control related to ISO standards in the software packaging market. Prior to 2009 Mr. Sammon spent 8 years in the AutoCAD department as part of a network team for ESB International

Mr. James Sammon devotes approximately 10 hours per week to our operations, and will devote additional time as required. His background in computing and quality control, as well as managerial skills, are expected to be an asset to the company.

During the past ten years, Mr. James Sammon has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr.
James Sammon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. James Sammon's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the
Securities and Exchange Commission or the Commodity Future Trading Commission to
have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                                       30
TADHQ SAMMON - EXECUTIVE OFFICER, SECRETARY, PRINCIPAL ACCOUNTING OFFICER AND
DIRECTOR.

Since November 2, 2010 Tadhq Sammon has been our Executive Officer Secretary,
Principal Accounting Officer and a member of our Board of Directors. From 2006 until present, Tadhq has been a member of An Garda Siochana, a policing service that is responsible for social wellbeing and national security. From 2001 through 2006 he worked in an entrepreneurial capacity as the co-owner/manager of health and fitness club.

Mr. Tadhq Sammon will be helping the company on an as needed basis until the business is in full operations. His experience as an entrepreneur should provide strong strengths for the company as an Officer and Director.

During the past ten years, Tadhq Sammon has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Tadhq
Sammon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Tadhq Sammon's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the
Securities and Exchange Commission or the Commodity Future Trading Commission to
have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

The only conflict that we foresee is that our president and director will devote time to projects that do not involve Greenwind. This includes her current duties as an employee of other companies. Mr. James Sammon has agreed to dedicate additional time to Greenwind at such a time when it is required.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from our inception on
February 25, 2010 to October 31, 2011 to our officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

                                       31
                      EXECUTIVE OFFICER COMPENSATION TABLE

                                                      Stock      Option      All Other
    Name and                       Salary    Bonus    Awards     Awards    Compensation    Total
Principal Position       Year       (US$)    (US$)     (US$)     (US$)        (US$)        (US$)
------------------       ----       -----    -----     -----     -----        -----        -----

Keith Flynn              2010         0        0         0         0            0            0
President

James Sammon             2011         0        0         0         0            0            0
President

Tadhq Sammon             2011         0        0         0         0            0            0
Secretary

We have no employment agreements with our directors and officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. If we are able to successfully complete our entire offering the company will be paying James Sammon compensation of US$20,000 for the 12 months ending October 31, 2013.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

COMPENSATION OF DIRECTORS

The members of our board of directors are not compensated for their services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                          DIRECTOR'S COMPENSATION TABLE

                      Fees Earned or    Stock    Options    All Other
                       Paid in Cash    Awards     Awards   Compensation    Total
Name            Year      (US$)         (US$)     (US$)       (US$)        (US$)
----            ----      -----         -----     -----       -----        -----
Keith Flynn     2010        0             0         0           0            0

James Sammon    2011        0             0         0           0            0

Tadhq Sammon    2011        0             0         0           0            0

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                                       32
INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of
1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                     Number of Shares          Percentage of
                                                   Percentage of      After Offering          Ownership After
                                  Number of          Ownership        Assuming all              the Offering
Name and Address                Shares Before       Before the        of the Shares         Assuming all of the
Beneficial Owner [1]             the Offering        Offering           are Sold              Shares are Sold
--------------------             ------------        --------           --------              ---------------

Keith Flynn                                0              0%                    0                    0%
3, the cottages, Barrintons ave
Blackrock, Cork, Ireland

James Sammon                       5,000,000           55.6%            5,000,000                 26.3%
SpurHill, Doughcloyne,
Togher, Cork. Ireland

Tadhq Sammon                       4,000,000           44.4%            4,000,000                 21.1%
6 Kings Fort Gardens
Castlepark Village
Mallow. Cork, Ireland

----------
[1]  The person named above may be deemed to be a "PARENT" and "PROMOTER" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr.
     James Sammon and Mr. Tadhq Sammon are the only "PROMOTERS" of our company.

                                       33
FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 9,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the
Rules and Regulations of the SEC promulgated under the Securities Act. Under
Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided that the issuer of the shares is not a "shell company" as defined in Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are officers and directors who own 9,000,000 restricted shares of our common stock.

RULE 144

None of our issued and outstanding common stock is currently eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended. The SEC has recently adopted amendments to Rule 144 which became effective on February 15,
2008, and will apply to securities acquired both before and after that date.
Under these amendments, and subject to the special provisions for a "shell company" as described below, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the
Securities Exchange Act of 1934 for at least three months before the sale.

SALES UNDER RULE 144 BY AFFILIATES

Subject to the special provisions for a "shell company" as described below,
Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     *    1% of the number of shares of common stock then outstanding; and
     *    the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

                                       34
SALES UNDER RULE 144 BY NON-AFFILIATES

Under Rule 144, subject to the special provisions for a "shell company" as described below, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144.
We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Consequently, each of our non-affiliate shareholders will be allowed to resell their shares under Rule 144 after the lapse of a one year holding period from the time of their original purchase. Additionally, if we are considered a shell company at some point in the future, as defined in Rule 230.405, any securities we issue during or after this time will not be eligible to be resold under Rule
144 until after one year passes from when we cease to be a shell and file Form
10 information on our business.

SPECIAL PROVISIONS FOR "SHELL COMPANIES"

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company"
which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item
1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets;
or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144. Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph
(i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form
10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC. The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The
Form 10 information is deemed filed when the initial filing is made with the
SEC. In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

                                       35
     -    have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     -    are  entitled  to share  ratably  in all of our assets  available  for distribution to holders of common stock upon liquidation,  dissolution or winding up of our affairs;
     -    do not have  preemptive,  subscription or conversion  rights and there are no redemption or sinking fund provisions or rights; and
     -    are  entitled to one  non-cumulative  vote per share on all matters on which stockholders may vote.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the
Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

We plan to file the Form 8-A Registration Statement under the Exchange Act on or before October 31, 2012, assuming this Registration Statement is effective by that time

STOCK TRANSFER AGENT

We do not have a stock transfer agent appointed at this time.

                              CERTAIN TRANSACTIONS

In February, 2011, we issued a total of 5,000,000 shares of restricted common stock to James Sammon, an officer and director in consideration of $10,000. In
February of 2011, we issued a total of 4,000,000 shares of restricted common stock to Tadhq Sammon, an officer and director in consideration of $8,000.

                                       36
Further, Mr. James Sammon has advanced funds to us. As of October 31, 2011 Mr.
James Sammon advanced us $4,115. The loan is non-interest bearing, due upon demand and unsecured. The agreement can be found in Exhibit 10.2.

The current office space is provided without cost by James Sammon, the President and a Director of Greenwind NRG Inc. Additional office space may be required to store product as sales increase. As of the date of this prospectus, we have not sought or selected a new office space.

                                   LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at Nevada Commercial Registered Agents LLC 4231 Reno NV, 89509

                                     EXPERTS

Our financial statements for the period from inception to October 31, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The law firm of Cane Clark, LLP, 3273 E. Warm Springs, Rd., Las Vegas, NV 89120,
has provided an opinion on the validity of our common stock.

                              FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared either internally or by an outside accounting firm, and then will be audited by an independent PCAOB registered CPA firm (presently Silberstein Ungar, PLLC)

                                       37
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

Balance Sheets as of April 30, 2012 and October 31, 2011 (unaudited)        F-1

Statements of Operations for the three and six months ended
April 30, 2012 and 2011 and the period from February 25, 2010
(Date of Inception) to April 30, 2012 (unaudited)                           F-2

Statement of Stockholders' Equity as of April 30, 2012 (unaudited)          F-3

Statements of Cash Flows for the six months ended April 30, 2012 and 2011 and the period from February 25, 2010 (Date of Inception)
to April 30, 2012 (unaudited)                                               F-4

Notes to Financial Statements (unaudited)                                   F-5

Report of Independent Registered Public Accounting Firm                     F-10

Balance Sheets as of October 31, 2011 and 2010                              F-11

Statements of Operations for the periods ended October 31, 2011 and
2010 and the period from February 25, 2010 (Date of Inception) to
October 31, 2011                                                            F-12

Statement of Stockholders' Equity as of October 31, 2011                    F-13

Statements of Cash Flows for the periods ended October 31, 2011 and
2010 and the period from February 25, 2010 (Date of Inception) to
October 31, 2011                                                            F-14

Notes to Financial Statements                                               F-15

                                       38
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEETS (UNAUDITED)
                     AT APRIL 30, 2012 AND OCTOBER 31, 2011

                                                                  April 30, 2012     October 31, 2011
                                                                  --------------     ----------------

ASSETS

Current Assets
  Cash and cash equivalents                                          $  6,766            $ 17,582
                                                                     --------            --------
Total Current Assets                                                    6,766              17,582

Property and equipment, net                                             1,134               1,720
                                                                     --------            --------

TOTAL ASSETS                                                         $  7,900            $ 19,302
                                                                     ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Current Liabilities
  Accrued expenses                                                   $      0            $  4,500
  Accounts Payable                                                      3,177                   0
  Notes payable - related party                                         4,115               4,115
                                                                     --------            --------
Total Liabilities                                                       7,292               8,615
                                                                     --------            --------
Stockholders' Equity
  Common stock, par $0.001, 75,000,000 shares authorized,
   9,000,000 shares issued and outstanding (0 shares issued
   and outstanding - 2010)                                              9,000               9,000
  Additional paid in capital                                            9,000               9,000
  Deficit accumulated during the development stage                    (17,392)             (7,313)
                                                                     --------            --------
Total Stockholders' Equity                                                608              10,687
                                                                     --------            --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  7,900            $ 19,302
                                                                     ========            ========

    The accompanying notes are an integral part of the financial statements.

                                      F-1
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF OPERATIONS (UNAUDITED)
               THREE AND SIX MONTHS ENDED APRIL 30, 2012, AND 2011
           PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO APRIL 30, 2012

                                                                                                            Period from
                                   Three months       Six months       Three months       Six months     February 25, 2010
                                      ended             ended             ended             ended          (Inception) to
                                  April 30, 2012    April 30, 2012    April 30, 2011    April 30, 2011     April 30, 2012
                                  --------------    --------------    --------------    --------------     --------------

GROSS REVENUES                      $        0        $        0        $        0        $        0         $        0

OPERATING EXPENSES
  Professional fees                      5,277             7,777                 0                 0             12,277
  Website design                             0                 0                 0             2,050              2,050
  Depreciation                             293               586                 0                 0              1,208
  General and administrative               950             1,716                38                65              1,857
                                    ----------        ----------        ----------        ----------         ----------
TOTOAL OPERATING EXPENSES                6,520            10,079                38             2,115             17,392
                                    ----------        ----------        ----------        ----------         ----------

LOSS FROM OPERATIONS                    (6,520)          (10,079)              (38)           (2,115)           (17,392)

OTHER EXPENSES                               0                 0                 0                 0                  0
                                    ----------        ----------        ----------        ----------         ----------

NET LOSS BEFORE INCOME TAXES
                                        (6,520)          (10,079)              (38)           (2,115)           (17,392)

PROVISION FOR INCOME TAXES                   0                 0                 0                 0                  0
                                    ----------        ----------        ----------        ----------         ----------

NET LOSS                            $   (6,520)       $  (10,079)       $      (38)       $   (2,115)        $  (17,392)
                                    ==========        ==========        ==========        ==========         ==========
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING: BASIC AND DILUTED       9,000,000         9,000,000         3,000,000                 0
                                    ==========        ==========        ==========        ==========

NET LOSS PER SHARE: BASIC AND
 DILUTED                            $    (0.00)       $    (0.00)       $    (0.00)       $    (0.00)
                                    ==========        ==========        ==========        ==========

    The accompanying notes are an integral part of the financial statements.

                                      F-2
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
           PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO APRIL 30, 2012

                                                                                    Deficit
                                                                                  Accumulated
                                            Common Stock            Additional    During the       Total
                                       ----------------------        Paid in      Development   Stockholders'
                                       Shares          Amount        Capital         Stage         Equity
                                       ------          ------        -------         -----         ------

Inception, February 25, 2010                  0      $       0      $       0      $       0      $       0
                                      ---------      ---------      ---------      ---------      ---------
Net income for the period ended
 October 31, 2010                            --             --             --              0              0
                                      ---------      ---------      ---------      ---------      ---------
Balance, October 31, 2010                     0              0              0              0              0

Common stock issued for cash to
 founders at $0.002 per share         9,000,000          9,000          9,000             --         18,000

Net loss for the period ended
 October 31, 2011                            --             --             --         (7,313)        (7,313)
                                      ---------      ---------      ---------      ---------      ---------
Balance October 31, 2011              9,000,000          9,000          9,000         (7,313)        10,687

Net loss for the period ended
 April 30, 2012                              --             --             --        (10,079)       (10,079)
                                      ---------      ---------      ---------      ---------      ---------

Balance April 30,  2012               9,000,000      $   9,000      $   9,000      $ (17,392)     $     608
                                      =========      =========      =========      =========      =========

    The accompanying notes are an integral part of the financial statements.

                                      F-3
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                    SIX MONTHS ENDED APRIL 30, 2012 AND 2011
           PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO APRIL 30, 2012

                                                                                           Period from
                                                      Six months         Six months     February 25, 2010
                                                        ended              ended          (Inception) to
                                                    April 30, 2012     April 30, 2011     April 30, 2012
                                                    --------------     --------------     --------------

Cash Flows from Operating Activities:
  Net loss for the period                              $(10,079)          $ (2,115)          $(17,392)
  Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
     Depreciation                                           586                  0              1,208
  Changes in Assets and Liabilities
     Increase in accounts payable                         3,177                  0              3,177
     Increase in accrued expenses                        (4,500)                 0                  0
                                                       --------           --------           --------
Net Cash Used in Operating Activities                   (10,816)            (2,115)           (13,007)
                                                       --------           --------           --------
Cash Flows from Investing Activities
  Purchase of property and equipment                          0                  0             (2,342)
                                                       --------           --------           --------
Net Cash Used in Investing Activities                         0                  0             (2,342)
                                                       --------           --------           --------
Cash Flows from Financing Activities:
  Proceeds from notes payable - related party                 0              2,115              4,115
  Proceeds from the sale of common stock                      0                  0             18,000
                                                       --------           --------           --------
Net Cash Provided by Financing Activities                     0              2,115             22,115
                                                       --------           --------           --------

Net Increase in Cash and Cash Equivalents               (10,816)                 0              6,766

Cash and Cash Equivalents - Beginning                    17,582                  0                  0
                                                       --------           --------           --------

Cash and Cash Equivalents - Ending                     $  6,766           $      0           $  6,766
                                                       ========           ========           ========
Supplemental Cash Flow Information:
  Cash paid for interest                               $      0           $      0           $      0
                                                       ========           ========           ========
  Cash paid for income taxes                           $      0           $      0           $      0
                                                       ========           ========           ========

    The accompanying notes are an integral part of the financial statements.

                                      F-4
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 1 - NATURE OF BUSINESS

Greenwind NRG Inc. ("the Company" or "Greenwind") was incorporated under the laws of the State of Nevada on February 25, 2010. The Company is in the
development stage and intends to commence operations in the business of off the grid wind power systems for residential, cabin, RV, boat and shop use. We intend to source equipment from suppliers at wholesale prices and market, distribute, setup and maintain this equipment. Our target market will be Ireland.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, February 25, 2010 through
April 30, 2012 the Company has accumulated losses of $17,392.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The
Company has adopted an October 31 fiscal year end.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.
A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fair Value of Financial Instruments
The carrying value of cash, accrued expenses and notes payable - related party approximate their fair value due to the short period of these instruments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of Six months or less to be cash equivalents.

Property and Equipment
The capital assets are being depreciated over their estimated useful lives using the straight line method of depreciation for book purposes.

                                      F-5
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

Loss Per Common Share
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.
The Company does not have any potentially dilutive instruments.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC
718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of April 30, 2012, the Company has not issued any stock-based payments to its employees.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United
States dollar.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events".
Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10)
provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with
GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. Management evaluated subsequent events through the date that such financial statements were issued.

                                      F-6
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards
Codification and the Hierarchy of Generally Accepted Accounting Principles.
("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after
September 15, 2009 and interim periods within those fiscal years. The
Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the
Codification topics.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consisted of the following:

                                           April 30, 2012      October 31, 2011
                                           --------------      ----------------
Wind turbine                                   $ 2,342             $ 2,342
Less: Accumulated depreciation                  (1,208)               (622)
                                               -------             -------
    Property and equipment, net                $ 1,134             $ 1,720
                                               =======             =======

The Company estimated the estimated useful life of the wind turbine to be two years.

Depreciation expense was $586 for the six months ended April 30, 2012.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at April 30, 2012 consisted of amounts owed to the Company's
EDGAR filing agent.

NOTE 5 - NOTE PAYABLE - RELATED PARTY

During the year ended October 31, 2011, an officer and shareholder loaned the
Company $4,115 to help fund operations. The loans are non-interest bearing, unsecured and due upon demand.

                                      F-7
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 6 - CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2011, the Company issued 9,000,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $18,000.

There were 9,000,000 shares of common stock issued and outstanding as of April
30, 2012 and October 31, 2011, respectively.

NOTE 7 - COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - INCOME TAXES

For the period ended April 30, 2012, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $17,392 at April 30, 2012, and will expire beginning in the year 2032.

The provision for Federal income tax consists of the following at April 30, 2012 and 2011:

                                             April 30, 2012      April 30, 2011
                                             --------------      --------------
Federal income tax benefit attributable to:
  Current operations                            $ 3,427             $   719
  Less: valuation allowance                      (3,427)               (719)
                                                -------             -------
Net provision for Federal income taxes          $     0             $     0
                                                =======             =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of April 30, 2012 and
October 31, 2011:

                                             April 30, 2012     October 31, 2011
                                             --------------     ----------------
Deferred tax asset attributable to:
  Net operating loss carryover                  $ 5,913             $ 2,486
  Less: valuation allowance                      (5,913)             (2,486)
                                                -------             -------
Net deferred tax asset                          $     0             $     0
                                                =======             =======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $17,392 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                                      F-8
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of $17,392 since its inception and has not yet produced revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the
Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the
Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to the period ended April 30, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                      F-9
Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Greenwind NRG, Inc.
Dublin, Ireland

We have  audited the  accompanying  balance  sheets of Greenwind  NRG Inc.  (the
"Company")  as of  October  31,  2011  and 2010 and the  related  statements  of operations,  stockholders' equity, and cash flows for the year ended October 31,
2011 and the periods from  February 25, 2010 (Date of  Inception) to October 31,
2011  and  2010.  These  financial  statements  are  the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and  perform  the  audits to  obtain  reasonable  assurance  about  whether  the financial  statements  are free of  material  misstatement.  The  Company is not required  to have,  nor were we engaged  to  perform,  an audit of its  internal control over financial reporting.  Our audits included consideration of internal control over financial  reporting as a basis for designing audit procedures that are appropriate in the  circumstances,  but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all  material  respects,  the  financial  position of  Greenwind  NRG Inc. as of
October 31, 2011 and 2010 and the results of its  operations  and its cash flows for the year ended October 31, 2011 and the periods from February 25, 2010 (Date of Inception)  through  October 31, 2011 and 2010 in conformity  with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 9 to the financial  statements,  the  Company has limited  working  capital,  has not yet received  revenue  from sales of products or services,  and has incurred  losses from  operations.  These  factors  raise  substantial  doubt about the Company's ability to continue as a going concern.  Management's plans with regard to these matters are described in Note 9. The  accompanying  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
----------------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan
December 14, 2011

                                      F-10
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                          AT OCTOBER 31, 2011 AND 2010

                                                                       2011               2010
                                                                     --------           --------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                          $ 17,582           $      0
                                                                     --------           --------
      TOTAL CURRENT ASSETS                                             17,582                  0
                                                                     --------           --------
Property and equipment, net                                             1,720                  0
                                                                     --------           --------

      TOTAL ASSETS                                                   $ 19,302           $      0
                                                                     ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Current Liabilities
    Accrued expenses                                                 $  4,500           $      0
    Notes payable - related party                                       4,115                  0
                                                                     --------           --------
      TOTAL LIABILITIES                                                 8,615                  0
                                                                     --------           --------

Stockholders' Equity
  Common stock, par $0.001, 75,000,000 shares authorized,
   9,000,000 shares issued and outstanding (0 shares issued
   and outstanding - 2010)                                              9,000                  0
  Additional paid in capital                                            9,000                  0
  Deficit accumulated during the development stage                     (7,313)                 0
                                                                     --------           --------
      TOTAL STOCKHOLDERS' EQUITY                                       10,687                  0
                                                                     --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 19,302           $      0
                                                                     ========           ========

    The accompanying notes are an integral part of the financial statements.

                                      F-11
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                    PERIODS ENDED OCTOBER 31, 2011 AND 2010
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                      Period from         Period from
                                                                   February 25, 2010   February 25, 2010
                                                     Year ended      (Inception) to      (Inception) to
                                                     October 31,       October 31,         October 31,
                                                        2011              2010                2011
                                                     ----------        ----------          ----------

GROSS REVENUES                                       $        0        $        0          $        0
                                                     ----------        ----------          ----------
OPERATING EXPENSES
  Professional fees                                       4,500                 0               4,500
  Website design                                          2,050                 0               2,050
  Depreciation                                              622                 0                 622
  General and administrative                                141                 0                 141
                                                     ----------        ----------          ----------
TOTAL OPERATING EXPENSES                                  7,313                 0               7,313
                                                     ----------        ----------          ----------
LOSS FROM OPERATIONS                                     (7,313)                0              (7,313)

OTHER EXPENSES                                                0                 0                   0
                                                     ----------        ----------          ----------
NET LOSS BEFORE INCOME TAXES                             (7,313)                0              (7,313)
                                                     ----------        ----------          ----------
PROVISION FOR INCOME TAXES                                    0                 0                   0
                                                     ----------        ----------          ----------

NET LOSS                                             $   (7,313)       $        0          $   (7,313)
                                                     ==========        ==========          ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                    6,139,726                 0
                                                     ==========        ==========

NET LOSS PER SHARE: BASIC AND DILUTED                $    (0.00)       $     0.00
                                                     ==========        ==========

    The accompanying notes are an integral part of the financial statements.

                                      F-12
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                                         Deficit
                                                                                       Accumulated
                                            Common Stock              Additional       During the         Total
                                       -----------------------          Paid in        Development     Stockholders'
                                       Shares           Amount          Capital           Stage           Equity
                                       ------           ------          -------           -----           ------

Inception, February 25, 2010                  0       $       0        $       0        $       0        $       0
                                      ---------       ---------        ---------        ---------        ---------
Net income for the period ended
 October 31, 2010                            --              --               --                0                0
                                      ---------       ---------        ---------        ---------        ---------
Balance, October 31, 2010                     0               0                0                0                0

Common stock issued for cash to
 founders at $0.002 per share         9,000,000           9,000            9,000               --           18,000

Net loss for the period ended
 October 31, 2011                            --              --               --           (7,313)          (7,313)
                                      ---------       ---------        ---------        ---------        ---------

Balance October 31, 2011              9,000,000       $   9,000        $   9,000        $  (7,313)       $  10,687
                                      =========       =========        =========        =========        =========

    The accompanying notes are an integral part of the financial statements.

                                      F-13
                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                    PERIODS ENDED OCTOBER 31, 2011 AND 2010
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                               Period from          Period from
                                                                             February 25, 2010   February 25, 2010
                                                             Year ended       (Inception) to       (Inception) to
                                                             October 31,        October 31,          October 31,
                                                                2011               2010                 2011
                                                              --------           --------             --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                     $ (7,313)          $      0             $ (7,313)
  Adjustments to Reconcile Net Loss to Net Cash
   Used in Operating Activities:
     Depreciation                                                  622                  0                  622
  Changes in Assets and Liabilities
     Increase in accrued expenses                                4,500                  0                4,500
                                                              --------           --------             --------
           NET CASH USED IN OPERATING ACTIVITIES                (2,191)                 0               (2,191)
                                                              --------           --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                            (2,342)                 0               (2,342)
                                                              --------           --------             --------
           NET CASH USED IN INVESTING ACTIVITIES                (2,342)                 0               (2,342)
                                                              --------           --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable - related party                    4,115                  0                4,115
  Proceeds from the sale of common stock                        18,000                  0               18,000
                                                              --------           --------             --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES            22,115                  0               22,115
                                                              --------           --------             --------
Net Increase in Cash and Cash Equivalents                       17,582                  0               17,582
Cash and Cash Equivalents - Beginning                                0                  0                    0
                                                              --------           --------             --------

CASH AND CASH EQUIVALENTS - ENDING                            $ 17,582           $      0             $ 17,582
                                                              ========           ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                      $      0           $      0             $      0
                                                              ========           ========             ========
  Cash paid for income taxes                                  $      0           $      0             $      0
                                                              ========           ========             ========

    The accompanying notes are an integral part of the financial statements.

                                      F-14
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 1 - NATURE OF BUSINESS

Greenwind NRG Inc. ("the Company" or "Greenwind") was incorporated under the laws of the State of Nevada on February 25, 2010. The Company is in the
development stage and intends to commence operations in the business of off the grid wind power systems for residential, cabin, RV, boat and shop use. We intend to source equipment from suppliers at wholesale prices and market, distribute, setup and maintain this equipment. Our target market will be Ireland.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, February 25, 2010 through
October 31, 2011 the Company has accumulated losses of $7,313.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The
Company has adopted an October 31 fiscal year end.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.
A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fair Value of Financial Instruments
The carrying value of cash, accrued expenses and notes payable - related party approximate their fair value due to the short period of these instruments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment
The capital assets are being depreciated over their estimated useful lives using the straight line method of depreciation for book purposes.

                                      F-15
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

Loss Per Common Share
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.
The Company does not have any potentially dilutive instruments.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC
718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of October 31, 2011, the Company has not issued any stock-based payments to its employees.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United
States dollar.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events".
Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10)
provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with
GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. Management evaluated subsequent events through the date that such financial statements were issued.

                                      F-16
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards
Codification and the Hierarchy of Generally Accepted Accounting Principles.
("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after
September 15, 2009 and interim periods within those fiscal years. The
Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the
Codification topics.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consisted of the following at
October 31:

                                                      2011               2010
                                                    --------           --------
Wind turbine                                        $  2,342           $      0
Less: Accumulated depreciation                          (622)                 0
                                                    --------           --------

Property and equipment, net                         $  1,720           $      0
                                                    ========           ========

The Company estimated the estimated useful life of the wind turbine to be two years.

Depreciation expense was $622 and $0 for the periods ended October 31, 2011 and
2010.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at October 31, 2011 consisted of amounts owed to the Company's outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 5 - NOTE PAYABLE - RELATED PARTY

During the year ended October 31, 2011, an officer and shareholder loaned the
Company $4,115 to help fund operations. The loans are non-interest bearing, unsecured and due upon demand.

                                      F-17
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 6 - CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2011, the Company issued 9,000,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $18,000.

There were 9,000,000 and 0 shares of common stock issued and outstanding as of
October 31, 2011 and 2010, respectively.

NOTE 7 - COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - INCOME TAXES

For the period ended October 31, 2011, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $7,313 at October 31, 2011, and will expire beginning in the year 2031.

The provision for Federal income tax consists of the following at October 31,
2011 and 2010:

                                                       2011              2010
                                                     --------          --------
Federal income tax attributable to:
  Current Operations                                 $  2,486          $      0
  Less: valuation allowance                            (2,486)               (0)
                                                     --------          --------

Net provision for Federal income taxes               $      0          $      0
                                                     ========          ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of January 31, 2011 and
2010:

                                                       2011              2010
                                                     --------          --------
Deferred tax asset attributable to:
  Net operating loss carryover                       $  2,486          $      0
  Less: valuation allowance                            (2,486)               (0)
                                                     --------          --------

Net deferred tax asset                               $      0          $      0
                                                     ========          ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $7,313 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                                      F-18
                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of $7,313 since its inception and has not yet produced revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the
Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the
Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to October 31, 2011 to December 14, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                      F-19
DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITHRESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated  expenses of the offering  (assuming all shares are sold),  all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                                            $     7.13
Website                                                         $ 2,050.00
Accounting Fees and Expenses                                    $ 1,500.00
EDGAR Fees                                                      $ 1,500.00
Auditor Fees and
Expenses                                                        $ 7,000.00
Legal Fees and Expenses                                         $ 3,500.00
Miscellaneous and Bank Charges                                  $   242.87
                                                                ----------
TOTAL                                                           $15,500.00
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling  person,  director or officer of the Registrant is insured or  indemnified  in any manner  against any liability  which he may incur in his capacity as such, is as follows:

     1.   Article XII of the Bylaws of the company,  filed as Exhibit 3.2 to the
          Registration Statement.
     2.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages  incurred by such control  person,  officer or director in any action brought against them based on their conduct in such capacity,  provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception,  the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address              Date               Shares        Consideration
----------------              ----               ------        -------------

James Sammon              March 10, 2011       5,000,000          $10,000
Tadhq Sammon              March 10, 2011       4,000,000          $ 8,000

                                      II-1
We issued the aggregate 9,000,000 shares to our officers and directors,  both of whom were non U.S. residents. We completed this offering pursuant to Rule 903 of
Regulation S under the  Securities  Act. Each sale of shares was completed as an
"offshore transaction",  as defined in Rule 902(h) of Regulation S, on the basis that: (i) each officer/director was outside of the United States at the time the offer to  purchase  the shares was made;  and (ii) at the time the  subscription agreement for the shares was executed,  the  officer/director was outside of the
United  States  or we had a  reasonable  belief  that the  officer/director  was outside of the United States. We did not engage in any directed selling efforts, as  defined  in  Regulation  S,  in the  United  States.  Each  officer/director represented to us that the officer/director was not a U.S. person, as defined in
Regulation  S, and was not  acquiring the shares for the account or benefit of a
U.S. Person.  Each  officer/director  represented their respective  intention to acquire  the  securities  for  investment  only  and  not  with  a  view  toward distribution.  Appropriate  legends have been  affixed to the stock  certificate issued to each  officer/director  in accordance  with  Regulation S. None of the securities  were sold  through an  underwriter  and  accordingly,  there were no underwriting discounts or commissions involved.

ITEM 16. EXHIBITS.

The  following  exhibits  are  filed  as part of  this  registration  statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.                     Document Description
-----------                     --------------------
   3.1       Articles of Incorporation *
   3.2       Bylaws *
   5.1       Opinion of  Cane Clark, LLP. Attorney At Law *
  10.1       Statement of No Debt Owing Anhui Hummer Dynamo Co.
  10.2       Director Loan Agreement *
  10.3       Supply List Anhui Hummer Dynamo Co.
  23.1       Consent of  Silberstein Ungar, PLLC
  23.2       Consent of Counsel is located in legal opinion filed as
             Exhibit 5.1
  99.1       Subscription Agreement *
  99.2       Private Subscription Agreement*

----------
* Previously filed

ITEM 17. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1)  To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a)  include  any  prospectus  required  by  Section  10(a)(3)  of the
               Securities Act;

          (b)  reflect in the  prospectus  any facts or events arising after the effective date of this Registration Statement (or the most recent

                                      II-3
               post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set
               forth  in  this  Registration   Statement.   Notwithstanding  the
               foregoing,  any increase or decrease in the volume of  securities offered (if the total dollar value of  securities  offered  would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum  offering  range may be reflected  in the form of  prospectus  filed with the  Commission pursuant  to Rule  424(b)  under  the  Securities  Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the
               "CALCULATION  OF   REGISTRATION   FEE"  table  in  the  effective
               registration statement; and

          (c)  include  any  additional  or changed  material  information  with respect to the plan of distribution.

     (2)  That,  for  the  purpose  of  determining   any  liability  under  the
          Securities Act, each such post- effective amendment shall be deemed to be a new  registration  statement  relating to the securities  offered herein,  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (4)  For the purpose of determining  liability  under the Securities Act to any purchaser:

          Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a  registration  statement  relating to an offering,  other than  registration  statements  relying  on Rule  430B or  other  than prospectuses  filed in reliance on Rule 430A  (ss.ss.230.430A  of this chapter),  shall  be  deemed  to  be  part  of  and  included  in  the registration  statement  as  of  the  date  it  is  first  used  after
          effectiveness.   PROVIDED  HOWEVER,   that  no  statement  made  in  a
          registration  statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of contract  of sale  prior to such first  use,  supersede  or modify any statement  that was made in the  registration  statement or prospectus that  was  part of the  registration  statement  or  made in any  such document immediately prior to such date of first use.

     (5)  For the purpose of determining  liability of the registrant  under the
          Securities  Act  to  any  purchaser  in the  initial  distribution  of securities:

          The undersigned  registrant  undertakes that in a primary  offering of securities of the undersigned registrant pursuant to this registration statement,  regardless  of the  underwriting  method  used to sell the securities to the purchaser,  if the securities are offered or sold to such  purchaser by means of any of the following  communications,  the undersigned  registrant  will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                      II-4
          (a)  Any  preliminary  prospectus  or  prospectus  of the  undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

          (b)  Any free writing prospectus  relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c)  The portion of any other free writing prospectus  relating to the offering  containing  material  information about the undersigned registrant  or its  securities  provided  by or on  behalf of the undersigned registrant; and

          (d)  Any other  communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors,  officers  and  controlling  persons of the
     registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
     registrant  has been  advised  that in the  opinion of the  Securities  and
     Exchange  Commission  such  indemnification  is  against  public  policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  registrant of expenses  incurred or paid by a director, officer or controlling  person of the registrant in the successful  defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the registrant  will,  unless in the opinion of its counsel the matter has been settled  by  controlling  precedent,  submit  to  a  court  of  appropriate jurisdiction  the question  whether such  indemnification  by it is against public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                                      II-5
                                   SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the registrant has duly  caused  this  registration  statement  to be signed  on its  behalf by the undersigned,  thereunto  duly  authorized in the city of Dublin  Ireland on this
10th day of July 2012.

                             GREENWIND NRG INC

                             BY: /s/ James Sammon
                                 -----------------------------------------------
                                 James Sammon, President, Chief Executive
                                 Officer, and Member of the Board of Directors

                             BY: /s/ Tadhq Sammon
                                 -----------------------------------------------
                                 Tadhq Sammon, Secretary, Treasurer, Principal
                                 Financial Officer, Principal Accounting Officer
                                 and member of the Board of Directors.

Pursuant to the  requirements of the Securities Act of 1933,  this  registration statement has been signed by the following  persons in the capacities and on the dates indicated.

                             BY: /s/ James Sammon
                                 -----------------------------------------------
                                 James Sammon, President, Chief Executive
                                 Officer, and Member of the Board of Directors

                             BY: /s/ Tadhq Sammon
                                 -----------------------------------------------
                                 Tadhq Sammon, Secretary, Treasurer, Principal
                                 Financial Officer, Principal Accounting Officer
                                 and member of the Board of Directors.

                                 July 10, 2012

                                      II-5
                                  EXHIBIT INDEX

Exhibit No.                     Document Description
-----------                     --------------------
   3.1       Articles of Incorporation *
   3.2       Bylaws *
   5.1       Opinion of  Cane Clark, LLP. Attorney At Law *
  10.1       Statement of No Debt Owing Anhui Hummer Dynamo Co.
  10.2       Director Loan Agreement *
  10.3       Supply List Anhui Hummer Dynamo Co.
  23.1       Consent of  Silberstein Ungar, PLLC
  23.2       Consent of Counsel is located in legal opinion filed as
             Exhibit 5.1
  99.1       Subscription Agreement *
  99.2       Private Subscription Agreement*

----------
* Previously filed